SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 12, 2005

HOOKER FURNITURE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA

(State or Other Jurisdiction of Incorporation)

000-25349	54-0251350
(Commission File Number)	(IRS Employer Identification No.)

440 Commonwealth Boulevard Martinsville, Virginia	24112
(Address of Principal Executive Offices)	(Zip Code)

(276) 632-0459

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 12, 2005, the Board of Directors of Hooker Furniture Corporation (the “Company”) approved director compensation for 2005. Each non-employee director of the Company will receive:

•	an annual retainer of $18,000,

•	$7,500 for serving on the Audit Committee and

•	$3,000 for serving on each of the Compensation and Nominating and Corporate Governance Committees.

The Chair of the Audit Committee will receive an additional $4,500, and the Chairs of the Compensation and Nominating and Corporate Governance Committees will each receive an additional $3,000.

Employee directors receive no additional compensation for serving as directors. Directors are paid no other compensation by the Company for serving as directors. Directors will be reimbursed for reasonable expenses incurred in connection with attending board and committee meetings or performing their duties as directors.

A Summary of Director Compensation is filed as Exhibit 99.2 to this report.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On January 18, 2005, Hooker Furniture Corporation (the “Company”) issued a press release setting forth its results of operations for the fourth quarter and fiscal year 2004. A copy of Hooker’s press release is included with this report as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit	Description
99.1	Press Release dated January 18, 2005

99.2	Summary of Director Compensation dated January 12, 2004

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:	/s/ R. Gary Armbrister
R. Gary Armbrister
Chief Accounting Officer

Date: January 18, 2005